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                                                                EXHIBIT 99(5)(a)


                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401
                               PLATNIUM INVESTOR
                         VARIABLE ANNUITY APPLICATION

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INSTRUCTIONS: Please type or print in permanent black ink.
1.  ANNUITANT                                                   2.  CONTINGENT ANNUITANT (optional)
    Name:  __________________________________________________       Name:  __________________________________________________
    Address:_________________________________________________       Address:_________________________________________________
    _________________________________________________________       _________________________________________________________
    Phone: _________________ DOB: ______________ (Max Age 85)       Phone: _________________ DOB: ______________ (Max Age 85)
    Sex: [ ]M  [ ]F   SS #: _________________________________       Sex: [ ]M  [ ]F   SS #: _________________________________
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3.  OWNER (Complete only if different than Annuitant)               JOINT OWNER (optional)
    Name:  __________________________________________________       Name:  __________________________________________________
    Address:_________________________________________________       Address:_________________________________________________
    _________________________________________________________       _________________________________________________________
    Phone: _________________ DOB: ______________ (Max Age 85)       Phone: _________________ DOB: ______________ (Max Age 85)
    Sex: [ ]M  [ ]F  Tax ID or SS #: ________________________       Sex: [ ]M  [ ]F  Tax ID or SS #: ________________________
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4.  BENEFICIARY DESIGNATION   (if more space is needed, use Section 10):

    PRIMARY (if more than one, indicate percentages)                CONTINGENT (if more than one, indicate percentages)
    Name/Relationship                                               Name/Relationship
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5.  PAYMENT INFORMATION
    Initial Purchase Payment   $________________
    If   [ ] 1035X   OR   [ ] Transfer, estimated amount $________________
    [ ]  Non-Qualified:  (minimum $5,000)   [ ] Qualified: (minimum $2,000)  (check appropriate boxes in sections A and B)
                     A.  [ ] Rollover     [ ] Transfer
                     B.  Type of Plan:    [ ] IRA   [ ] ROTH IRA  [ ] SEP-IRA   [ ] 401(k)   [ ] 401(a)   [ ] Other_______________
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6.  INVESTMENT OPTIONS    (Total allocation must equal 100%; use whole percentages only.)
    AIM Variable Insurance Funds, Inc.                                   Morgan Stanley Dean Witter Universal Funds, Inc.
      AIM V.I. International Equity (41)       ______%                     Equity Growth (51)                       ______%
      AIM V.I. Value (42)                      ______%                     High Yield (52)                          ______%
    American General Series Portfolio Company                            SAFECO Resource Series Trust
      International Equities (43)              ______%                     Equity (53)                              ______%
      Mid Cap Index (44)                       ______%                     Growth (54)                              ______%
      Money Market (45)                        ______%                   Templeton Variable Products Series Fund
      Stock Index (46)                         ______%                     Templeton Asset Allocation (55)          ______%
    Dreyfus Socially Responsible Growth Fund, Inc.                         Templeton International (56)             ______%
      Socially Responsible Growth (47)         ______%                   Van Kampen Life Investment Trust
    Dreyfus Variable Investment Fund                                       Strategic Stock (57)                     ______%
      Quality Bond (48)                        ______%                   Fixed Account
      Small Cap (49)                           ______%                     1-Year Guarantee Period (58)             ______%
    MFS Variable Insurance Trust                                         Other ______________________               ______%
      MFS Emerging Growth (50)                 ______%

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7.  DOLLAR COST AVERAGING
    Dollar cost average  [ ] $_________  OR  [ ] _______%  taken from the  [ [ ] Money Market  OR  [ ] 1-Year Guarantee Period ]
    Frequency:  [ ] Monthly  [ ] Quarterly  [ ] Semiannually   [ ] Annually
    Duration: [ ] 12 months [ ] 24 months [ ] 36 months [ ] 48 months [ ] 60 months to be allocated to the following Variable
    Division(s) as indicated. When furnishing the allocations below, you must only use EITHER dollars OR percentages throughout the request.
    Begin Date ____/____/____ (Date must be at least 30 days after issue date and must between the 1st and 28th of the month.) If no
    Begin Date is elected, dollar cost averaging will begin at the beginning of the next interval from the date of receipt of this form. Allocate to the following divisions as indicated (Use dollars or whole percentages).
    AIM Variable Insurance Funds, Inc.                                Morgan Stanley Dean Witter Universal Funds, Inc.
      AIM V.I. International Equity (41)        ______%                 Equity Growth (51)                        ______%
      AIM V.I. Value (42)                       ______%                 High Yield (52)                           ______%
    American General Series Portfolio Company                         SAFECO Resource Series Trust
      International Equities (43)               ______%                 Equity (53)                               ______%
      Mid Cap Index (44)                        ______%                 Growth (54)                               ______%
      Money Market (45)                         ______%               Templeton Variable Products Series Fund
      Stock Index (46)                          ______%                 Templeton Asset Allocation (55)           ______%
    Dreyfus Socially Responsible Growth Fund, Inc.                      Templeton International (56)              ______%
      Socially Responsible Growth (47)          ______%               Van Kampen Life Investment Trust
    Dreyfus Variable Investment Fund                                    Strategic Stock (57)                      ______%
      Quality Bond (48)                         ______%               Fixed Account
      Small Cap (49)                            ______%                 1-Year Guarantee Period (58)              ______%
    MFS Variable Insurance Trust                                      Other _______________________               ______%
      MFS Emerging Growth (50)                  ______%
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

9.  TELEPHONE TRANSFER PRIVILEGE

    I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (Initial appropriate box(s) below)

[ ] Contract Owner(s)

[ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors.
    AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my Platnium Investor Variable Annuity contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

[ ] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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10. REPLACEMENT  Will the proposed contract replace any existing annuity or insurance contract?    [ ]No     [ ]Yes
    (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)
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11. SPECIAL INSTRUCTIONS
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12. SIGNATURES

    All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
    We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that
    ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY
    INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
    We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D, [AIM
    Variable Insurance Funds, Inc., American General Series Portfolio Company, Dreyfus Socially Responsible Growth Funds, Inc.,
    Dreyfus Variable Investment Fund, MFS Variable Insurance Trust, Morgan Stanley Dean Witter Universal Funds, Inc., Safeco
    Resource Series Trust, Templeton Variable Products Series Fund and Van Kampen Life Investment Trust.]If this application is for an IRA, ROTH IRA, or a Simplified Employee Pension, we acknowledge receipt of the applicable Individual Retirement Annuity
    Disclosure Statement provided to us in conjunction with the current prospectuses.
    Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
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    UNDER PENALTIES OF PERJURY, I CERTIFY (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS
    IN THIS APPLICATION AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406 (a)(1)(C) OF THE INTERNAL REVENUE
    CODE.
    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS
    REQUIRED TO AVOID BACKUP WITHHOLDING.
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    Signed at _______________________________________________________________________            Date:____________________________
                           CITY                          STATE

    __________________________________________________                   _________________________________________________________
    SIGNATURE OF ANNUITANT                                               SIGNATURE OF OWNER (if different than Annuitant)

    __________________________________________________                   _________________________________________________________
    SIGNATURE OF CONTINGENT ANNUITANT (if applicable)                    SIGNATURE OF JOINT OWNER (if applicable)
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13. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES
    Licensed Agent:        ______________________________________________           ______________________________________________
                            PRINT NAME                                              AGENT NUMBER/LOCATION

                           ______________________________________________           ______________________________________________
                            PHONE                                                    STATE LICENSE NUMBER

     Will the proposed contract replace any existing annuity or insurance contract?     [ ] NO     [ ] YES
     The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

     Signature of Licensed Agent:  _______________________________________________________________

     Broker Dealer:  _____________________________________________________________________________
                          PRINT NAME
     Branch Office:  ________________________________________________________________________________________________________
                          STREET ADDRESS                                  CITY                     STATE            ZIP
     Signature of Licensed Principal of Broker Dealer:  ______________________________________________________________________

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For Agent Use Only - Contact your Home Office for details.   [ ]  Profile A   [ ]  Profile B  [ ]  Profile C  Once selected,
Profile cannot be changed on this contract.

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